UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2010

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15959	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.
Champaign, Illinois  61820
(Address of principal executive offices) (Zip code)

(217) 365-4516
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Offers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 21, 2010, the Board of Directors of First Busey Corporation (the “Company”) appointed Thomas G. Sloan as a director to fill the vacancy resulting from the previously reported retirement of Douglas C. Mills.  Mr. Sloan, 61, is currently the CEO of Sloan Implement Company where he has served as CEO since 1971.  Mr. Sloan served as a director of Busey Bank from 2007 until his appointment to the First Busey Corporation Board.  Prior to 2007, he served on the Main Street Trust, Inc. Board and Audit Committee.

As with each of the Company’s non-employee directors, Mr. Sloan will receive a base retainer of $20,000 per year, prorated for his service in calendar 2010.  Mr. Sloan’s appointment is effective immediately and the committee or committees on which Mr. Sloan will serve has not yet been determined by the Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2010	FIRST BUSEY CORPORATION

	By:	/s/ David B. White
	Name:	David B. White
	Title:	Chief Financial Officer